UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 09, 2024

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2024, Magnus Holdings Co., Ltd. ("Magnus"), which is wholly-owned by Fila Holdings Corp. ("Fila"), sold 1,110,000 shares of common stock of Acushnet Holdings Corp. (the "Company") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144 (the "Rule 144 transaction"). Fila has informed the Company that the Rule 144 transaction was executed for liquidity purposes and that Fila currently plans to retain its majority stake in the Company. In connection with the Rule 144 transaction, Magnus entered into a lock-up agreement with the Company pursuant to which it has agreed to certain sale and transfer restrictions for a period of 30 days relating to its shares of the Company's common stock, subject to certain exceptions. The lock-up agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. Following the Rule 144 transaction, Magnus beneficially owned 50.7% of the outstanding common stock of the Company.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lock-Up Agreement, dated as of August 9, 2024, between Acushnet Holdings Corp. and Magnus Holdings Co., Ltd.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Sean Sullivan
Name:	Sean Sullivan
Title:	Executive Vice President and Chief Financial Officer

Date: August 09, 2024